Exhibit 99.1

LM Funding America, Inc. Reports Financial Results and Provides Business Update for the Second Quarter of 2022

On track for over 5,000 miners to be operational by Q4 2022, with total capacity of 504 petahash

Reports working capital of $21.2 million and stockholders’ equity of
$65.2 million ($4.98 per share) as of June 30, 2022

Conference Call To Be Held Wednesday, August 17th at 11:00 AM

TAMPA, FL, August 17, 2022-- LM Funding America, Inc. (NASDAQ:LMFA) ("LM Funding" or the "Company"), a technology-based specialty finance company with a primary focus on expanding into the cryptocurrency mining business, today provided a business update and reported financial results for the three months ended June 30, 2022.

Bruce Rodgers, Chairman and CEO of LM Funding, commented, “We are continuing to execute on our Bitcoin mining strategy, which began in late 2021.  We have already placed 2,690 of the mining machines that we committed to purchase last year with Compute North and are currently on track for over 5,000 miners to be operational by the fourth quarter, which would provide us capacity of approximately 504 petahash. As a result of the variable pricing structure we negotiated with our mining machine supplier, pegged to the price of Bitcoin, we have secured over $2 million in rebate credits. As we move forward, we plan to maintain a disciplined approach of opportunistically purchasing and cost-effectively operating Bitcoin mining machines in order to maximize long-term value for shareholders.”

Richard Russell, Chief Financial Officer of LM Funding, added, “As sponsor and founding stockholder of LMF Acquisition Opportunities, Inc. (“LMAO”), a special purpose acquisition company (SPAC), we continue our focus on the proposed merger with SeaStar Medical.  Based on the status of the pending merger, as of June 30, 2022, the Company recalculated the fair value of our interests in LMAO, which included a reassessment of the risk of forfeiture, and concluded the risk of forfeiture has decreased versus the first quarter and the value of our retained interest has accordingly increased.  As a result, we recognized an unrealized gain on securities of $12.2 million for the three months ended June 30, 2022.”

Financial Highlights for the Three Months ended June 30, 2022

•	Cash of $17 million and working capital of $21.2 million as of June 30, 2022
•	Total stockholders’ equity of $65.2 million and net equity per share of $4.98 as of June 30, 2022 (calculated as stockholders’ equity divided by 13,091,883 shares outstanding as of June 30, 2022)
•

Revenues for the quarter ended June 30, 2022 were $235,000 as compared to $328,000 for the comparable quarter in 2021, due to the shift in focus to Bitcoin mining, as well as the timing of association fee payoffs.

•

Net income attributable to LMFA shareholders for the second quarter of 2022 was $2.8 million compared to $11.1 million for the three months ended June 30, 2021.  Net income in the second quarter of 2022, included an unrealized gain on investment and equity securities of $12.2 million related to the Company’s interest in LMAO, partially offset by $3.6 million of non-cash, stock-based compensation expense.  The 2021 second quarter included an $8.5 million realized gain on securities and a $2.5 million unrealized gain on convertible debt security, both related to the Company’s investment in Borqs.

Investor Conference Call

LM Funding will host a conference call today at 11:00 A.M. Eastern Time today to discuss the Company’s financial results for the second quarter ended June 30, 2022, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free +1 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and entering access code 847012. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2917/46396 or on the investor relations section of the company’s website, https://ir.lmfunding.com/.

A webcast replay will be available on the investor relations section of company’s the website at https://ediblegarden.com/pages/webcasts-presentations through August 17, 2023. A telephone replay of the call will be available approximately one hour following the call, through August 31, 2022, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 46396.

About LM Funding America

LM Funding America, Inc., together with its subsidiaries, is a technology-based specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado and Illinois, by funding a certain portion of the Associations' rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments. LMFA has also entering the cryptocurrency mining business through its subsidiary, US Digital Mining and Hosting Co., LLC.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guaranties of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, uncertainty created by the COVID-19 pandemic, the risks of entering into and operating in the cryptocurrency mining business, the capacity of our bitcoin mining machines and our related ability to purchase power at reasonable prices, he ability to finance our planned cryptocurrency mining operations, our ability to acquire new accounts in our specialty finance business at appropriate prices, the need for capital, our ability to hire and retain new employees, changes in governmental regulations that affect our ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry.  The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

Email: LMFA@crescendo-ir.com

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Balance Sheets

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Cash	$17,046,595	$32,559,185
Finance receivables:
Original product - net	2,520	13,993
Special product - New Neighbor Guaranty program, net of allowance for credit losses of	21,077	14,200
Short-term investments - convertible debt securities (Note 7)	-	539,351
Marketable securities (Note 7)	37,220	2,132,051
Short-term investments - debt security (Note 7)	2,185,863	2,000,000
Prepaid expenses and other assets	1,389,562	1,251,852
Income tax receivable (Note 4)	143,822	-
Note receivable from related party (Note 7)	910,000	-
Digital assets (Note 10)	408,879	-
Current assets	22,145,538	38,510,632
Fixed assets, net (Note 9)	15,084,921	17,914
Real estate assets owned	80,057	80,057
Operating lease - right of use assets (Note 5)	313,629	59,969
Long-term investments - equity securities (Note 7)	516,420	1,973,413
Investments in unconsolidated affiliates (Note 7)	17,362,125	4,676,130
Deposits on mining equipment and hosting (Note 8)	14,466,162	16,775,100
Other assets	10,726	10,726
Long-term assets	47,834,040	23,593,309
Total assets	$69,979,578	$62,103,941

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$436,479	$ 463,646
Note payable - short-term (Note 3)	-	114,688
Due to related party (Note 2)	371,179	121,220
Current portion of lease liability (Note 5)	90,030	68,002
Income tax payable (Note 4)	-	326,178
Total current liabilities	897,688	1,093,734
Lease liability - long-term (Note 5)	226,319	-
Long-term liabilities	226,319	-
Total liabilities	1,124,007	1,093,734

Stockholders’ equity:
Preferred stock, par value $.001; 150,000,000 shares authorized; no shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	-	-
Common stock, par value $0.001; 350,000,000 shares authorized; 13,091,883 and 13,017,943 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	13,092	13,018
Additional paid-in capital	81,821,510	74,525,106
Accumulated deficit	(16,660,717)	(13,777,006)
Total stockholders’ equity	65,173,885	60,761,118
Non-controlling interest	3,681,686	249,089
Total stockholders’ equity	68,855,571	61,010,207
Total liabilities and stockholders’ equity	$69,979,578	$62,103,941

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements.

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Interest on delinquent association fees	$112,140	$62,673	$213,408	$140,117
Administrative and late fees	19,698	16,861	36,406	31,932
Recoveries in excess of cost - special product	35,990	178,769	53,355	208,242
Underwriting and other revenues	26,125	35,494	42,916	58,197
Rental revenue	40,580	34,588	79,452	66,505
Total revenues	234,533	328,385	425,537	504,993

Operating Expenses:
Staff costs and payroll	4,296,695	246,040	8,588,892	1,548,021
Professional fees	1,031,431	360,024	1,806,251	842,967
Settlement costs with associations	-	-	160	-
Selling, general and administrative	122,271	96,015	237,191	195,784
Recovery of cost from related party receivable	-	(100,000)	-	(100,000)
Provision for credit losses	500	-	500	(10,000)
Real estate management and disposal	22,414	29,478	53,895	47,768
Depreciation and amortization	2,007	3,298	5,101	4,994
Collection costs	(7,906)	2,701	(11,726)	4,749
Other operating expenses	141,009	4,069	149,393	11,614
Total operating expenses	5,608,421	641,625	10,829,657	2,545,897
Operating loss	(5,373,888)	(313,240)	(10,404,120)	(2,040,904)
Realized gain (loss) on securities	45,261	8,453,570	(349,920)	14,125,034
Realized gain on convertible debt securities	287,778	-	287,778	-
Unrealized gain (loss) on convertible debt security	(288,320)	2,501,600	-	2,501,600
Unrealized loss on marketable securities	(24,030)	-	(23,900)	-
Impairment loss on digital assets	(377,707)	-	(377,707)	-
Unrealized gain on investment and equity securities	12,215,401	552,494	11,229,002	1,147,886
Digital assets other income	1,292	-	5,658	-
Interest income	80,975	73,884	179,345	86,939
Interest expense	-	(189)	-	(653)
Dividend income	1,375	-	2,750	-

Income before income taxes	6,568,137	11,268,119	548,886	15,819,902
Income tax expense	-	(13,780)	-	(17,264)
Net income	6,568,137	11,254,339	548,886	15,802,638
Less: Net income attributable to non-controlling interest	(3,723,797)	(146,857)	(3,432,597)	(318,723)
Net income (loss) attributable to LM Funding America Inc.	$2,844,340	$11,107,482	$(2,883,711)	$15,483,915

Earnings/(loss) per share:
Basic income (loss) per common share - net income (loss) - attributable to LM Funding	$0.22	$2.05	$(0.22)	$2.96
Diluted income (loss) per common share - net income (loss) - attributable to LM Funding	$0.22	$2.05	$(0.22)	$2.95
Weighted average number of common shares outstanding:
Basic	13,091,882	5,414,296	13,076,359	5,231,909
Diluted	13,091,882	5,423,162	13,076,359	5,245,656

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements.

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$548,886	$15,802,638
Adjustments to reconcile net income to cash used in operating activities
Depreciation and amortization	5,101	4,994
Right to use asset non cash lease expense	47,127	49,797
Stock compensation	658,999	-
Stock option expense	6,637,479	-
Debt forgiveness	-	(157,251)
Accrued investment income	(176,438)	(86,938)
Gain on deconsolidation of affiliate	-	(43,623)
Unrealized gain on convertible debt security	-	(2,501,600)
Unrealized loss on marketable securities	23,900	-
Impairment loss on digital assts	377,707	-
Unrealized gain on investment and equity securities	(11,229,002)	(1,147,886)
Realized (gain) loss on securities	349,920	(14,125,034)
Realized gain on convertible note securities	(287,778)	-
Investment in securities	-	(15,547,454)
Proceeds from securities	2,565,893	29,672,488
Investment in convertible note receivable	-	(5,000,000)
Convertible note receivable converted into marketable security	844,882
Investment in marketable Securities	(844,882)	(247,997)
Change in assets and liabilities
Prepaid expenses and other assets	623,511	11,105
Accounts payable and accrued expenses	(27,168)	184,239
Advances from related party	249,959	142,191
Lease liability payments	(52,440)	(50,353)
Income tax payable	(326,178)	-
Income tax receivable	(143,822)	-
Deferred taxes	-	17,264
Net cash provided by (used in) operating activities	(154,344)	6,976,580

CASH FLOWS FROM INVESTING ACTIVITIES:
Net collections of finance receivables - original product	11,473	30,831
Net collections of finance receivables - special product	(6,877)	(454)
Payments for real estate assets owned	-	(64,857)
Capital expenditures	(13,235)	(3,185)
Deposits for mining equipment and hosting	(13,538,333)	-
Investments in digital assets	(786,586)	-
Loan to purchase securities	-	1,784,250
Investment in note receivable - related party	(910,000)
Repayment of loan to purchase securities	-	(1,784,250)
Investment in unconsolidated affiliate	-	(5,738,000)
Net cash (used in) investing activities	(15,243,558)	(5,775,665)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments	-	(28,534)
Insurance financing repayments	(114,688)	(96,257)
Exercise of warrants	-	9,544,623
Net cash provided by (used in) financing activities	(114,688)	9,419,832
NET INCREASE (DECREASE) IN CASH	(15,512,590)	10,620,747
CASH - BEGINNING OF YEAR	32,559,185	11,552,943
CASH - END OF YEAR	$17,046,595	$22,173,690

SUPPLEMENTAL DISCLOSURES OF NON-CASHFLOW INFORMATION
ROU assets and operating lease obligation recognized	$300,787	$-
Reclassification of mining equipment deposit to fixed assets, net	$15,058,872	$-
SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for interest	$-	$1,892
Cash paid for income taxes	$470,000	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.